UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2019 (March 5, 2019)

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 E. Walnut Seguin, Texas 78155
(Address of Principal executive offices)

(830) 379-1480
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of
1934 (§240.12b-2 of this chapter).Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2019, Geoffrey Davies notified Alamo Group Inc. (the “Company”) of his decision to retire from his position as Executive Vice President and Managing Director of the Company’s European Division effective on June 30, 2019. Mr. Davies’ decision to resign was due to personal reasons and did not result from any disagreement with the Company. The Company has verbally committed to work with Mr. Davies, following his June 30, 2019 retirement, on a consulting as-needed basis at an hourly rate equivalent to his annual base salary compensation rate computed on an hourly basis.

The Company’s press release announcing Mr. Davies’ retirement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in its entirety

Item 9.01. Financial Statements and Exhibits.
Exhibit 99.1 Press release of the Company dated March 6, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Alamo Group Inc.
March 6, 2019	By: /s/ Edward T. Rizzuti
Edward T. Rizzuti
V.P., General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Company dated March 6, 2019